UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 30, 2015
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)

243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB). Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/gtat.
In connection with the Chapter 11 Cases, on March 13, 2015, the Company filed a motion seeking Bankruptcy Court approval of certain of the Company’s obligations under an Amended and Restated Commitment Letter (the “Commitment Letter”) entered into between the Company and certain holders (the “Holders”) of the Company’s previously issued convertible notes (the “Notes”) in connection with a proposed debtor-in-possession financing on terms set forth in a term sheet attached to the Commitment Letter (the “DIP Term Sheet”). The Bankruptcy Court entered an order approving certain of the Company’s obligations under the Commitment Letter on March 20, 2015.
The DIP Term Sheet contemplates a debtor-in-possession term loan facility (the “DIP Loan Facility”) that provides for loans in an aggregate principal amount of $95.0 million, and provides for, or permits, a letter of credit facility providing for the issuance of letters of credit with the aggregate face amounts outstanding not to exceed $15.0 million. In accordance with the Commitment Letter, other Holders of the Notes may be eligible to participate in the DIP Loan Facility provided they meet certain eligibility requirements. As authorized by an order of the Bankruptcy Court dated April 2, 2013, the Company began soliciting participation in the DIP Loan Facility by eligible Holders of the Notes on April 3, 2015.
Participation in the DIP Loan Facility is limited to those Holders as of March 13, 2015 that are (i) qualified institutional buyers, as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (iii) an entity in which all of the equity investors are such institutional accredited investors. The opportunity to participate expires at 5:00 p.m., New York City time, on April 23, 2015.
The Company anticipates using the proceeds of the DIP Facility to (i) fund working capital requirements, (ii) pay costs, fees and expenses incurred in connection with the DIP Loan Facility and the transactions contemplated thereby and (iii) pay other costs and expenses with respect to the administration of the Chapter 11 Cases.
Pursuant to the DIP Term Sheet, the DIP Loans will be issued at a purchase price of 97%, and interest on the DIP Loan Facility will accrue at a rate of 9.5% per annum payable monthly in cash and 3.0% per annum payable in kind. The Company will issue warrants on the Effective Date that will permit the lenders to acquire, on a pro rata basis, upon exercise for a nominal price, 1.50% of the fully diluted stock of the reorganized Company to be issued pursuant to the Chapter 11 Plan.
Subject to certain exceptions, the DIP Loan Facility will be secured by a first priority perfected lien on all assets of the Company and its subsidiaries, and all obligations under the DIP Facility will constitute super-priority administrative expense claims of the Debtors with priority over all super-priority administrative expense claims.
The foregoing description of the DIP Loan Facility does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter and the DIP Facility Term Sheet, a copies of which were filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 26, 2015 and are incorporated herein by reference.
The full text of the press release issued in connection with the Company’s commencement of solicitation for participation in the DIP Loan Facility is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.
Monthly Operating Report
On March 30, 2015, the Debtors filed their monthly operating report for the period from February 1, 2015 to February 28, 2015 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is “furnished” with this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.2. The Monthly Operating Report does not reflect certain of the Company’s subsidiaries that are not Debtors.
This Current Report (including the exhibit hereto and any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD. The information contained in this Current Report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Statement Regarding Financial and Operating Data
The Monthly Operating Report pertains only to the Debtors (and thus does not represent operations of all of the Company’s subsidiaries), and contains unaudited financial information which has not been reviewed by independent accountants. The financial information related to the Debtors included in the Monthly Operating Report has been prepared to conform with the monthly reporting requirements of the Office of the U.S. Trustee. The Monthly Operating Report was not prepared and is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”) or Securities and Exchange Commission (the “SEC”) regulations applicable to financial statements contained in annual or quarterly reports filed with the SEC. Preparation of the Debtors’ financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the Monthly Operating Report.
The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report covers periods that are shorter than those that are required in the Company’s reports pursuant to the Exchange Act, and contains information that may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports filed pursuant to the Exchange Act. The Monthly Operating Report is therefore not comparable with those filings. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, that the Monthly Operating Report is complete. While every effort has been made to assure the accuracy and completeness of the Monthly Operating Report, errors or omissions may have inadvertently occurred and the Company reserves the right to amend the Monthly Operating Report as necessary.
Cautionary Statement Regarding Forward-Looking Statements
Results set forth in the Monthly Operating Report should not be viewed as indicative of future results. Such information also may not be indicative of the financial condition or operating results of the Company and its subsidiaries on a consolidated basis for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act, or of future results.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued April 3, 2015
99.2	Monthly Operating Report for the period from February 1, 2015 to February 28, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: April 3, 2015
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued April 3, 2015
99.2	Monthly Operating Report for the period from February 1, 2015 to February 28, 2015